Exhibit 99.1

CMS ENERGY ANNOUNCES FIRST QUARTER EARNINGS OF $0.25 PER SHARE,

OR $0.37 PER SHARE ON AN ADJUSTED BASIS, AND REAFFIRMS

ADJUSTED EARNINGS GUIDANCE OF $1.52 TO $1.55 PER SHARE

JACKSON, Mich., April 26, 2012 – CMS Energy announced today reported net income of $67 million, or $0.25 per share, for the first quarter of 2012, compared to reported net income of $135 million, or $0.52 per share, for the same quarter of 2011. The 2012 reported net income includes a one-time charge of $36 million, or $0.14 per share, reflecting the write-off of an electric decoupling regulatory asset at the company’s Michigan utility, Consumers Energy.

The company’s first quarter adjusted (non-Generally Accepted Accounting Principles) net income, which excludes the effects of one-time items, legacy issues associated with previously sold assets, the electric decoupling write-off, and certain other items, was $97 million, or $0.37 per share, compared to $133 million, or $0.51 per share, for the same quarter in 2011.

The company’s first quarter results also reflect the effects of one of the warmest winters on record for Michigan. The unseasonably mild temperatures sharply reduced customer demand for natural gas and electricity from Consumers Energy.

John Russell, CMS Energy’s president and chief executive officer, said the company already has identified a number of options to offset the adverse weather impacts and is in the process of implementing those cost reduction measures.

“We already planned to reduce our operations and maintenance costs by 4 percent this year and then reduce them by about 1 percent a year through 2016,” Russell said. “We are making additional cost reductions, while continuing to make substantial capital investments to serve customers and improve the environment.”

Over the next five years, Consumers Energy plans to invest $6.6 billion in its operations, primarily on renewable energy, environmental quality, energy efficiency, and its electric and natural gas systems.

Russell noted the company’s long-term plan calls for holding base rate increases for its 2.9 million customers at or below the rate of inflation for the next five years.

CMS Energy reaffirmed its guidance for 2012 adjusted earnings of $1.52 to $1.55 per share, consistent with the company’s long-term plan of 5 percent to 7 percent annual earnings per share growth. The company’s reported earnings could vary from adjusted earnings because of several factors, such as legacy issues associated with prior asset sales and regulatory items from prior years. Because of those uncertainties, the company isn’t providing reported earnings guidance.

In reviewing recent major events, Russell noted the company:

•	Reduced natural gas prices this month to their lowest level in nine years and projected that lower gas costs will save customers more than $100 million over the next 12 months.

•

Announced it has signed $207 million in multi-year contracts with other Michigan businesses as part of its commitment to the Pure Michigan Business Connect initiative. The company committed to spend an additional $250 million over the next five years on competitively priced, quality products and services with other businesses in the state. That is in addition to the $2 billion a year the utility already spends with other Michigan companies.

•	Continues major construction on its first wind farm, the Lake Winds Energy Park. The 100-megawatt facility is scheduled to begin serving customers later this year.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

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CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in the attached summary financial statements. Certain of these items have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2012. The company is not able to estimate the impact of these matters and is not providing reported earnings guidance.

This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2011.

CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	First Quarter
	(Unaudited)
	2012	2011
Operating Revenue	$1,743	$2,055
Operating Expenses	1,555	1,749

Operating Income	$188	$306
Other Income	9	9
Interest Charges	99	105

Income before Income Taxes	$98	$210
Income Tax Expense	38	77

Income from Continuing Operations	$60	$133
Income from Discontinued Operations	7	2

Net Income Available to Common Stockholders	$67	$135

Income Per Share
Basic	$0.26	$0.54
Diluted	0.25	0.52

CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	March 31	December 31
	2012	2011
	(Unaudited)
Assets
Cash and cash equivalents	$358	$161
Restricted cash and cash equivalents	29	27
Other current assets	1,881	2,377

Total current assets	$2,268	$2,565
Plant, property and equipment	10,755	10,633
Other non-current assets	3,137	3,254

Total Assets	$16,160	$16,452

Liabilities and Equity
Current liabilities	$982	$1,281
Non-current liabilities	4,893	4,835
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding non-recourse debt, finance leases and securitization debt)	6,554	6,602
Non-recourse debt and finance leases	476	491

Total debt and capital and finance leases	7,030	7,093
Noncontrolling interests	44	44
Common stockholders’ equity	3,049	3,028

Total capitalization	$10,123	$10,165
Securitization debt	162	171

Total Liabilities and Equity	$16,160	$16,452

(*) Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	First Quarter (Unaudited)
	2012	2011
Beginning of Period Cash	$161	$247
Cash provided by operating activities	$635	$841
Cash used in investing activities	(313)	(228)

Cash flow from operating and investing activities	$322	$613
Cash used in financing activities	(125)	(61)
Changes in cash included in assets held for sale	—	2

Total Cash Flow	$197	$554

End of Period Cash	$358	$801

CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	First Quarter
	(Unaudited)
	2012	2011
Net Income Available to Common Stockholders	$67	$135

Reconciling Items:
Discontinued Operations Income	(7)	(2)

Electric Decoupling Court Order	36	—

Restructuring Costs	1	—

Adjusted Net Income—Non-GAAP Basis	$97	$133

Average Number of Common Shares Outstanding
Basic	256	250
Diluted	267	262

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.26	$0.54

Reconciling Items:
Discontinued Operations Income	(0.03)	(0.01)

Electric Decoupling Court Order	0.14	—

Restructuring Costs	0.01	—

Adjusted Net Income—Non-GAAP Basis	$0.38	$0.53

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.25	$0.52

Reconciling Items:
Discontinued Operations Income	(0.03)	(0.01)

Electric Decoupling Court Order	0.14	—

Restructuring Costs	0.01	—

Adjusted Net Income—Non-GAAP Basis	$0.37	$0.51

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years or other items detailed in these summary financial statements.